Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks, Inc.
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS APPOINTS OSCAR RODRIGUEZ AS CEO

Industry Veteran Brings Long History of Technology Sales and Marketing Leadership

SANTA CLARA, Calif.; August 3, 2010 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced that Oscar Rodriguez has been appointed President and Chief Executive Officer. Rodriguez will join Extreme Networks after more than 20 years in sales, marketing and leadership roles with some of the worlds’ premier voice, video, data and related telecommunications companies. Rodriguez’s appointment will become effective on August 23, 2010. Bob L. Corey, Chief Financial Officer and acting President & CEO, will continue in his role as CFO.

“Oscar joins Extreme Networks with exactly the right technology marketing and leadership experience,” said Gordon Stitt, Chairman of the Board of Directors. “We need someone with his background and relationships to help us explore new avenues to accelerate growth for Extreme Networks.”

Rodriguez is currently CEO of Movius Interactive Corporation, a privately held leader in messaging, collaboration and mobile media solutions for service providers worldwide. Rodriguez was appointed Movius CEO in 2007 to drive innovation, profitability, market share and revenue growth for its carrier and enterprise customers through new IP-based services. Before joining Movius, Rodriguez was Chief Marketing Officer for Alcatel-Lucent’s Enterprise Business Group. He also served as CEO and President of Riverstone Networks, a public communications company delivering carrier MPLS/VPLS/Ethernet Solutions, before its successful sale to Lucent Technologies. Rodriguez also was Nortel Networks’ President of both the Enterprise Solutions division and the Intelligent Internet division, delivering profitable high performance IP-based products to both carrier and enterprise customers.

“In recent months, Extreme Networks has streamlined the organization and reignited the aggressive, competitive passion that made the Company a leader in its space,” Rodriguez said. “The Company has a highly motivated executive team and its product line-up has never been stronger. I am eager to get to work and begin exploring new areas for growth.”

Rodriguez is a member of the board of EXAR Corporation, a semiconductor company in Silicon Valley. He also sits on the Dean’s Board of Advisors for the College of Engineering at the University of Central Florida. He holds a B.S. in computer engineering from the University of Central Florida, and an MBA from the University of North Carolina at Chapel Hill.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet network infrastructure that support data, voice and video for enterprises and service providers. Extreme Networks’ network solutions feature high performance, high availability and scalable switching solutions that enable organizations to address real-world communications challenges and opportunities. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s future growth. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to adjustments based upon further review of the Company’s financial results for its fiscal quarter ended June 27, 2010. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Extreme Networks is either a registered trademark or trademark of Extreme Networks, Inc. within the United States and other countries.

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